Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

EBR Systems, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of outstanding options granted under the 2013 Equity Incentive Plan	(1)	Other	20,825,312	$0.14	$2,915,543.68	0.0001531	$446.37
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of outstanding options granted under the 2021 Equity Incentive Plan	(2)	Other	20,583,838	0.58	11,938,626.04	0.0001531	1,827.80
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	(3)	Other	17,149,894	$0.69	$11,833,426.86	0.0001531	$1,811.70

Total Offering Amounts:							$26,687,596.58		4,085.87
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$4,085.87

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of EBR Systems, Inc. (the “Registrant”) that become issuable under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”), and the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction. Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2013 Plan. No additional stock awards will be granted under the 2013 Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and the aggregate offering price are based on $0.14 with respect to outstanding options granted under the 2013 Plan, which is the weighted-average exercise price for outstanding options granted under the 2013 Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of EBR Systems, Inc. (the “Registrant”) that become issuable under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”) and the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction. Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2021 Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and the aggregate offering price are based on $0.58 with respect to outstanding options granted under the 2021 Plan, which is the weighted-average exercise price for outstanding options granted under the 2021 Plan.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of EBR Systems, Inc. (the “Registrant”) that become issuable under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”) and the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and the aggregate offering price are based on $0.69, with respect to shares reserved for future grant under the 2021 Plan, which the average of the high and low sale prices per share of the Common Stock on the Australian Securities Exchange (the “ASX”) in equivalent U.S. dollars as of a date October 21, 2024, within 5 business days prior to filing this Registration Statement.